Exhibit 99.1

April 25, 2011 08:30 AM Eastern Daylight Time

First Security Announces Chief Executive Officer Appointment

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--First Security Group, Inc. (Nasdaq: FSGI) announced today that Ralph E. “Gene” Coffman, Jr. was appointed acting interim Chief Executive Officer, subject to any necessary regulatory non-objections. He succeeds Rodger B. Holley, who resigned on April 21, 2011, after serving 11 years as CEO and Chairman of the Board.

Coffman has served as President and Chief Operating Officer since 2010 and has more than 20 years of executive management experience in financial organizations, including serving in the CEO or President role at three different financial institutions. Prior to joining First Security, Coffman served as Ohio Regional President of WesBanco Bank, Inc., a $5.6 billion multi-bank holding company. Prior to WesBanco, Coffman served as President and Chief Executive Officer of Oak Hill Financial, Inc., an Ohio bank holding company that merged with WesBanco in 2007. Oak Hill Financial, Inc. was a $1.3 billion community bank with 37 banking offices.

“Gene has demonstrated strong leadership since joining First Security in 2010 as President and Chief Operating Officer,” said Ralph Mathews, a member of the FSG Board of Directors. “His background and successful track record made him the ideal candidate during the Board’s national search for that position, and his performance merits this appointment as acting interim CEO.”

Holley served First Security as Chairman and CEO since its founding in 1999 and was one of the original shareholders. “On behalf of the Board, I want to thank Rodger for his leadership and dedication to FSG,” Mathews said. “He successfully achieved his vision to create a community bank along the interstate corridors of eastern Tennessee and north Georgia. We wish him well.”

First Security anticipates filing a Current Report on Form 8-K with additional information by April 27, 2011.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee with $1.2 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A. has 37 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning and Internet banking services (www.FSGBank.com).

Note Regarding Forward Looking Statements

Some of our statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, our other business strategies and other statements that are not historical facts. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared.

These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to the following: deterioration in the financial condition of borrowers; changes in loan underwriting, credit review or loss reserve policies; the failure of assumptions underlying the establishment of reserves for possible loan losses; changes in political and economic conditions; changes in financial market conditions; fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing; governmental monetary and fiscal policies, as well as legislative and regulatory changes; First Security’s participation or lack of participation in governmental programs; First Security’s lack of participation in a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; the effects of competition from other commercial banks, thrifts, and other financial institutions; and the effect of any mergers, acquisitions or other transactions, to which we or our subsidiary may from time to time be a party.

Many of these risks are beyond our ability to control or predict, and you are cautioned not to put undue reliance on such forward-looking statements. First Security does not intend to update or reissue any forward-looking statements contained in this release as a result of new information or other circumstances that may become known to First Security.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Note. Our actual results may differ significantly from those we discuss in these forward-looking statements.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

Contacts

At First Security:
John R. Haddock, CFO, 423-266-2000
jhaddock@FSGBank.com
or
Media Contact:
Melissa P. Kelly, 931-636-0909
principal@mpkandassociates.com